UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2019

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	59-2663954
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL		33496
(Address of Principal Executive Offices)		(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of John M. Slattery II as President of CompuCom

On June 24, 2019, Office Depot, Inc. (the “Company”) announced the appointment of John M. Slattery II, 50, to serve as President of the CompuCom Division, effective June 24, 2019 (the “Effective Date”). The CompuCom Division was formed after the Company acquired CompuCom Systems, Inc. (“CompuCom”) on November 8, 2017. Mr. Slattery has nearly 30 years of experience in the technology-enabled businesses services space, and most recently served as the Chief Executive Officer of Conduent Transportation LLC, a division of Conduent, Inc., a technology-led business process services company (“Conduent”). Prior to joining Conduent in 2018, Mr. Slattery was a founding executive team member of Avanade, Inc., a global professional services company providing IT consulting and services and was formed as a joint venture between Accenture plc and Microsoft Corporation (“Avanade”). During his 17-year career with Avanade, Mr. Slattery served in a series of roles with increasing levels of responsibility, and ultimately served as President, North America. Prior to joining Avanade, Mr. Slattery served as Associate Partner, Communications & High Tech at Accenture plc. Mr. Slattery holds a Bachelor of Science in Electrical Engineering from the University of Notre Dame and a Masters of Management from Northwestern University’s Kellogg School of Management.

There are no family relationships between Mr. Slattery and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Further information about Mr. Slattery and his appointment as President of CompuCom is included in the Company’s press release issued on June 24, 2019, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Description of Agreements with Mr. Slattery

Letter Agreement between the Company and Mr. Slattery

The Company entered into a Letter Agreement (the “Letter Agreement”) with Mr. Slattery, which sets forth the terms of Mr. Slattery’s employment with the Company as President, CompuCom, effective June 24, 2019 (the “Effective Date”).

This summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. Exhibit 10.1 is incorporated herein by reference into this Item 5.02.

Base Salary. Mr. Slattery will receive an annual base salary of $550,000.

Bonus Eligibility. Mr. Slattery will be eligible to receive an annual target bonus equal to 75% of his annual eligible earnings, subject to the terms and conditions of the Office Depot, Inc. 2019 Corporate Incentive Plan.

Sign-On Bonus. Mr. Slattery will be eligible for a sign-on bonus in the amount of $100,000, less applicable taxes, payable following completion of his first six months of continuous employment with the Company.

Sign-On Equity. Mr. Slattery will receive a new hire sign-on equity award following the Effective Date equal to a value of $750,000 and will consist of 40% time-vested restricted stock units (“RSUs”) and 60% performance stock units (“PSUs”). The actual number of shares Mr. Slattery will receive will be determined based on the methodology approved by the Compensation Committee of the Board of Directors (the “Board”) of the Company for the 2019 Long-Term Incentive Program. The RSUs will vest in one-third installments on each of the first three anniversaries of the grant date, and the PSUs will cliff vest on the third anniversary of the grant date, as long as Mr. Slattery is continuously employed by the Company through each anniversary date with respect to RSUs and the third anniversary date with respect to PSUs.

Long-Term Incentive Program. Mr. Slattery will receive an award equal to a value of $750,000 under the 2019 Long-Term Incentive Program following the Effective Date and will consist of 40% RSUs and 60% PSUs. The actual number of shares Mr. Slattery will receive will be determined based on the methodology approved by the Compensation Committee of the Board of the Company for the 2019 Long-Term Incentive Program. The RSUs will vest in one-third installments on each of the first three anniversaries of the grant date and the PSUs will cliff vest on the third anniversary of the grant date, as long as Mr. Slattery is continuously employed by the Company through each anniversary date with respect to RSUs and the third anniversary date with respect to PSUs.

Clawback Provisions. Any incentive-based compensation or other amounts paid to Mr. Slattery pursuant to the Letter Agreement or any other agreements or arrangements with the Company will be subject to clawback under any applicable Company clawback policy (including any such policy adopted by the Company pursuant to applicable law, government regulation or stock exchange listing requirement).

Change in Control Agreement. Mr. Slattery is eligible to participate in the Company’s Executive Change in Control Severance Plan (the “CIC Plan”) which provides for severance benefits in the event that he is involuntarily terminated following a Change in Control, as defined therein, at the Tier 1 level. The CIC Plan is previously described and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 7, 2014.

Termination of Employment. If Mr. Slattery is involuntarily terminated by the Company without Cause (as defined in the Letter Agreement), then the Company will pay to Mr. Slattery the following as severance benefits:

(i)	18 months of Mr. Slattery’s base salary at the rate in effect on the date of his employment termination;

(ii)

18 times the difference between the Company’s monthly COBRA charge on the date of Mr. Slattery’s employment termination for the type of Company-provided group health plan coverage in effect for Mr. Slattery on that date and the applicable active employee charge for such coverage;

(iii)

a bonus calculated based on actual performance under the Company’s annual bonus plan for the Company’s fiscal year in which the employment termination occurs, and Mr. Slattery’s annual eligible earnings in the fiscal year in which the employment termination occurs, with payment under this subsection (iii) being made to Mr. Slattery at the same time as payments are made to other active participants in the Company’s annual bonus plan, as described in the Letter Agreement; and

(iv)

any earned but unpaid annual bonus for the completed fiscal year preceding the fiscal year of employment termination, which unpaid bonus will be paid when annual bonuses are paid to other senior executives for such fiscal year.

Miscellaneous. Mr. Slattery will be eligible to participate in the Company’s Executive Car Allowance Program in accordance with its terms, as the terms may be amended from time to time (currently, a bi-weekly car allowance in a flat amount of $600).

Mr. Slattery’s employment with the Company is also subject to the execution by him of the Company’s Associate Non-Competition, Confidentiality and Non-Solicitation Agreement (the “Associate Agreement”), which agreement contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights. The Associate Agreement is substantially similar to the Form of Associate Agreement between the Company and certain executives of the Company previously filed as Exhibit 10.51 to its Annual Report on Form 10-K filed on February 22, 2011.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 10.1	Letter Agreement between the Company and Mr. Slattery

Exhibit 99.1	Press release of Office Depot, Inc., dated June 24, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: June 25, 2019	/s/ N. David Bleisch
Name: N. David Bleisch
Title: EVP, Chief Legal & Administrative Officer and Corporate Secretary